EXHIBIT 10.1







                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                              J. LINDEBERG USA, LLC



















THE MEMBERSHIP UNITS IN J. LINDEBERG USA, LLC (THE "INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER (I) ANY STATE SECURITIES LAWS OR (II) THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD,
ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS AND (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR WHICH IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.


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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE 1. DEFINITIONS ........................................................2

ARTICLE 2. FORMATION ..........................................................8
         2.1      FORMATION....................................................8
         2.2      NAME.........................................................8
         2.3      EFFECTIVE DATE...............................................8
         2.4      TERM.........................................................8
         2.5      REGISTERED OFFICE AND AGENT..................................8
         2.6      PRINCIPAL OFFICE.............................................8

ARTICLE 3. BUSINESS OF THE COMPANY; OTHER ACTIVITIES...........................9
         3.1      BUSINESS.....................................................9
         3.2      SCOPE OF MEMBER AUTHORITY....................................9
         3.3      REPRESENTATIONS BY MEMBERS...................................9
         3.4      OTHER ACTIVITIES OF THE MEMBERS.............................10

ARTICLE 4. ACCOUNTING AND RECORDS.............................................11
         4.1      ACCOUNTING PERIOD...........................................11
         4.2      RECORDS TO BE MAINTAINED....................................11
         4.3      ACCOUNTS....................................................11
         4.4      COMPANY FINANCIAL STATEMENTS................................11
         4.5      TAX RETURNS.................................................12
         4.6      TAX ELECTIONS...............................................12
         4.7      DESIGNATION OF TAX MATTERS PARTNER..........................12

ARTICLE 5. MEMBER NAMES AND ADDRESSES.........................................13

ARTICLE 6. RIGHTS AND DUTIES OF MANAGER.......................................14
         6.1      NO MEMBER MANAGEMENT RIGHTS.................................14
         6.2      MANAGER.....................................................14
         6.3      POWERS REQUIRING APPROVAL OF MEMBERS........................14
         6.4      OFFICERS....................................................15
         6.5      LIABILITY OF MANAGER........................................15
         6.6      INDEMNITY...................................................16

ARTICLE 7. CONTRIBUTIONS AND CAPITAL ACCOUNTS.................................16
         7.1      CAPITAL CONTRIBUTIONS.......................................16
         7.2      ADDITIONAL CAPITAL NEEDS....................................16
         7.3      CAPITAL ACCOUNT.............................................19

ARTICLE 8. ALLOCATIONS........................................................20
         8.1      NET PROFIT AND NET LOSS.....................................20
         8.2      LIMITATION ON NET LOSS ALLOCATIONS..........................21
         8.3      TAX ALLOCATIONS.............................................21

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         8.4      SPECIAL ALLOCATIONS.........................................21
         8.5      OTHER ALLOCATION RULES......................................23
         8.6      SECTION 704(c) ALLOCATION...................................23
         8.7      CURATIVE ALLOCATIONS........................................24

ARTICLE 9. DISTRIBUTIONS TO MEMBERS...........................................24
         9.1      DISTRIBUTION TO SATISFY STATE AND FEDERAL INCOME
                  TAX LIABILITY...............................................24
         9.2      DISTRIBUTABLE CASH..........................................24
         9.3      LIMITATION UPON DISTRIBUTIONS...............................25
         9.4      INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS.............25
         9.5      AMOUNTS WITHHELD............................................25
         9.6      CASH DISTRIBUTION PROTECTION RIGHTS.........................26

ARTICLE 10. INTERESTS.........................................................27

ARTICLE 11. ADMISSION OF ADDITIONAL MEMBERS...................................27

ARTICLE 12. CESSATION OF MEMBERSHIP...........................................28
         12.1     CESSATION...................................................28
         12.2     NO CESSATION................................................28
         12.3     WITHDRAWAL..................................................28
         12.4     CESSATION WITH RESPECT TO MEMBER............................28

ARTICLE 13. DISPOSITION OF MEMBERSHIP INTERESTS...............................29
         13.1     PROHIBITION ON TRANSFER.....................................29
         13.2     RIGHT OF FIRST REFUSAL......................................29
         13.3     OPTION ARISING UPON DEATH OF MEMBER.........................31
         13.4     OPTION ARISING UPON DISABILITY OF MEMBER....................31
         13.5     CURRENT VALUE...............................................32
         13.6     PAYMENT OF PURCHASE PRICE...................................32
         13.7     SUBSTITUTED MEMBERS.........................................32
         13.8     CALL OPTIONS................................................33

ARTICLE 14. OTHER MATTERS REGARDING MEMBERS...................................34
         14.1     LIABILITY OF MEMBERS........................................34
         14.2     INDEMNIFICATION.............................................34
         14.3     MEETINGS....................................................34
         14.4     INVESTMENT REPRESENTATIONS..................................35
         14.5     APPROVAL OF AGREEMENTS......................................36

ARTICLE 15. DISSOLUTION AND WINDING UP........................................36
         15.1     DISSOLUTION.................................................36
         15.2     EFFECT OF DISSOLUTION.......................................36
         15.3     WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS..........36
         15.4     CERTIFICATE OF DISSOLUTION..................................37
         15.5     DISTRIBUTION OF PROCEEDS FROM MERGER OR SALE................37


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ARTICLE 16. MISCELLANEOUS PROVISIONS..........................................38
         16.1     ENTIRE AGREEMENT; AMENDMENT.................................38
         16.2     NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES.................38
         16.3     APPLICATION OF CALIFORNIA LAW...............................38
         16.4     CONSENT TO JURISDICTION AND VENUE...........................38
         16.5     EXECUTION OF ADDITIONAL INSTRUMENTS.........................39
         16.6     CONSTRUCTION................................................39
         16.7     HEADINGS....................................................39
         16.8     WAIVERS.....................................................39
         16.9     RIGHTS AND REMEDIES CUMULATIVE..............................39
         16.10    COUNTERPARTS................................................39
         16.11    BANKING.....................................................40
         16.12    FURTHER ASSURANCES..........................................40
         16.13    NOTICES.....................................................40
         16.14    SPECIFIC PERFORMANCE........................................40
         16.15    INTERPRETATION..............................................40


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


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              J. LINDEBERG USA, LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT of J. LINDEBERG USA, LLC (the "COMPANY"), a limited liability company organized pursuant to the Beverly-Killea Limited Liability Act, is entered into effective as of July 1, 2008 (the "EFFECTIVE DATE"), by and among the Company, the Persons executing this Agreement as members of the Company, and all those who shall subsequently be admitted as members of the Company (each, a "MEMBER," and collectively, the "MEMBERS").

                                    RECITALS

         The following is a recital of facts underlying this Agreement:

         A. The Company was formed by Bella Rose, LLC, a California limited liability company ("BR"), and a wholly-owned subsidiary of People's Liberation, Inc., a Delaware corporation ("PEOPLE'S LIBERATION"), and J. Lindeberg USA Corp., a New York corporation ("JLUS"), and a wholly-owned subsidiary of J. Lindeberg AB, a Swedish company ("JL SWEDEN"), on June 27, 2008, by the filing of the Articles with the Office of the Secretary of State of the State of California.

         B. Concurrently herewith, the Company, BR and JLUS are executing and entering into that certain Contribution Agreement, by and among the Company, BR and JLUS (the "CONTRIBUTION AGREEMENT"), pursuant to which, among other transactions, (i) JLUS will contribute $20,000 in cash and certain assets relating to the J. Lindeberg branded apparel business operated by JLUS in the United States to the capital of the Company in exchange for a fifty percent (50.0%) limited liability company membership interest in the Company, and (ii) BR will contribute $20,000 in cash to the capital of the Company and commit to contribute up to an additional $1,500,000 in cash to the Company or guaranty up to $1,500,000 in Company indebtedness in exchange for a fifty percent (50.0%) limited liability company membership interest in the Company.

         C. Contemporaneously with the closing of the transactions contemplated by the Contribution Agreement, the Company and JL Sweden will execute and enter into (i) that certain JL Sweden Services Agreement, pursuant to which JL Sweden will, among other things, provide for the factory-direct purchase by the Company of J. Lindeberg(TM) branded apparel on terms no less favorable to the Company then terms received by JL Sweden or its Affiliates for the same or substantially the same merchandise (the "JL SERVICES AGREEMENT"), and (ii) that certain Trademark License Agreement (the "TRADEMARK LICENSE AGREEMENT"), pursuant to which JL Sweden will license the J. Lindeberg(TM) and certain other related marks to the Company for use in the United States of America (the "TERRITORY").

         D. Contemporaneously with the closing of the transactions contemplated by the Contribution Agreement, the Company and People's Liberation will execute and enter into that certain Management Services Agreement, pursuant to which People's Liberation will provide management services to the Company (the "MANAGEMENT SERVICES AGREEMENT").

         E. The Company, BR and JLUS now desire to enter into this Agreement to govern the relationship between them and the affairs of the Company and the conduct of its business, including its management and distribution of profits and losses.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1.
                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         ACCOUNTING FIRM. An independent accounting firm as designated from time to time in the discretion of the Manager.

         ACT. The Beverly-Killea Limited Liability Company Act, as it may be amended from time to time.

         ADJUSTED CAPITAL ACCOUNT BALANCE. With respect to any Member, such Member's Adjusted Capital Account Balance shall be the balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year or at any time, after giving effect to the following adjustments:

                  (a) credit to such Capital Account any amount which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentence of Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Regulations; and

                  (b)  debit to such  Capital  Account  the items  described  in
         Sections    1.704-1(b)(2)(ii)(d)(4),    1.704-1(b)(2)(ii)(d)(5),    and
         1.704-1(b)(2)(ii)(d)(6) of the Regulations.

         The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         AFFECTED INTEREST. Shall have the meaning set forth in SECTION 13.2(a).

         AFFILIATE. Shall mean with respect to any Member, any other Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the Member.


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


         AGREEMENT. Shall mean this Limited Liability Company Agreement, as it may hereafter be amended or modified from time to time.

         ARTICLES. The Articles of Organization of the Company filed with the Secretary of State of the State of California on June 27, 2008, and as the same may hereafter be amended or restated from time to time in accordance with the terms hereof.

         BR. Shall have the meaning set forth in the recitals above.

         CAPITAL ACCOUNT.  Shall have the meaning set forth in SECTION 7.3.

         CAPITAL CONTRIBUTION. With respect to each Member, the aggregate amount of cash and the fair market value (as set forth in the Contribution Agreement or as otherwise determined by the mutual agreement of BR, JLUS and the Manager) of any property (net of any liabilities securing the property that the Company is considered to assume or take subject to under Section 752 of the Code) contributed by such Member to the Company. No guarantee made by BR or any of its Affiliate shall be deemed to be a Capital Contribution.

         CODE. The Internal Revenue Code of 1986, as amended from time to time, or any corresponding provisions of succeeding law.

         COMPANY. J. Lindeberg USA, LLC, a limited liability company formed under the laws of the State of California, and any successor limited liability company.

         COMPANY MINIMUM GAIN. Shall mean the amount determined pursuant to the definition of "partnership minimum gain" set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

         CONTRIBUTION AGREEMENT. Shall have the meaning set forth in the recitals above.

         CONTROL. Shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, contract or otherwise. "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the voting, ownership or equity interests.

         CURRENT VALUE.  Shall have the meaning set forth in SECTION 13.5.

         DELINQUENT MEMBER.  Shall have the meaning set forth in SECTION 9.5.

         DEPRECIATION. Shall mean, for each taxable year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such taxable year, except that (i) with respect to any asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes and the difference is being eliminated by use of the "remedial method" defined by Section 1.704-3(d) of the Regulations, Depreciation for such year shall be the amount of book basis recovered for such taxable year under the rule described by Section 1.704-3(d)(2) of the Regulations, and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning


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


Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

         DISABLED or DISABILITY. Shall have the meaning set forth in SECTION 13.4(b).

         DISTRIBUTABLE CASH. For any period, (i) receipts (other than Capital Contributions) of the Company for such period, calculated on a cash basis, from the conduct of the normal business operations of the Company from all sources, as well as any reserves and receipts by the Company relating to extraordinary items not needed for the operations of the Company as reasonably determined by the Manager less (ii) the Operating Expenses for such period.

         EFFECTIVE DATE. Shall have the meaning set forth in the preamble above.

         FAMILY MEMBER. Any one or more of a Member's spouse, the direct lineal descendents of such Member with his or her spouse or one or more trusts for the benefit of such Member, his or her spouse or such direct lineal descendents.

         FEDERAL ACT.  The United States Securities Act of 1933, as amended.

         FISCAL YEAR. The twelve month period ending December 31 of each year; provided that the first Fiscal Year shall be the period beginning on the date hereof and ending on December 31, 2008, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period).

         FISCAL QUARTER. Any three month period ending on March 31, June 30, September 30 or December 31 in any year.

         FUNDING MEMBER.  Shall have the meaning set forth in SECTION 7.2(c).

         GROSS ASSET VALUE. Shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be as set forth in the Contribution
         Agreement (or if not set forth in the Contribution Agreement as mutually agreed in good faith by BR, JLUS and the Manager);

                  (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as unanimously agreed by the Manager, BR and JLUS as of the following times: (i) the acquisition of any additional Membership Units in the Company by any new or existing


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         Member in  exchange  for more than a de minimis  Capital  Contribution;
         (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (i) and (ii) of this paragraph shall be made only if the Manager reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

                  (c) The Gross Asset Value of any item of Company assets distributed to a Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as unanimously agreed by the Manager, BR and JLUS; and

                  (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (c) of the definition of "Net Profit" and "Net Loss" or SECTION 8.4(g) hereof; PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
         (d).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Profit and Net Loss.

         JLUS. Shall have the meaning set forth in the recitals above.

         JL SERVICES AGREEMENT. Shall have the meaning set forth in the recitals above.

         JL SWEDEN. Shall have the meaning set forth in the recitals above.

         LEGAL REPRESENTATIVE. Shall have the meaning set forth in SECTION 13.2(b).

         MANAGEMENT SERVICES AGREEMENT. Shall have the meaning set forth in the recitals above.

         MANAGER. Shall have the meaning set forth in SECTION 6.1.

         MEMBER. Shall have the meaning set forth in the preamble above.

         MEMBER NONRECOURSE DEBT. Shall have the meaning ascribed to "partner nonrecourse debt" in Regulation Section 1.704-2(b)(4).

         MEMBER NONRECOURSE DEBT MINIMUM GAIN. Shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that


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


would  result if such  Member  Nonrecourse  Debt were  treated as a  Nonrecourse
Liability,   determined  in  accordance  with  Section   1.704-2(i)(3)   of  the
Regulations.

         MEMBER NONRECOURSE DEDUCTIONS. Shall have the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

         MEMBERSHIP UNITS. The entire limited liability company membership interest held by a Member in the Company at any particular time as measured in units of ownership, including the Member's Percentage Interest and the right of the Member to any and all benefits provided to such Member in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

         NET PROFIT AND NET LOSS. For each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) and Regulation Section 1.703-1 (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from federal income tax as described in Section 705(a)(1)(B) of the Code and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be added to such taxable income or loss;

                  (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

                  (c) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section
         743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than a complete liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit or Net Loss;

                  (d) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to SECTIONS 8.2, 8.4 or 8.7 hereof or otherwise shall not be taken into account in computing Net Profit and Net Loss; and

                  (e) The amounts of the items of Company income, gain, loss or deduction to be specially allocated pursuant to SECTIONS 8.2, 8.4 or
         8.7 hereof or otherwise shall be determined by applying rules analogous to those set forth in paragraphs (a) and (b) of this definition.

         NON-FUNDED UNITS. Shall have the meaning set forth in SECTION 7.2(c).


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


         NON-FUNDING MEMBER. Shall have the meaning set forth in SECTION 7.2(c).

         NONRECOURSE DEDUCTIONS.  Shall have the meaning set forth in Regulation
Section 1.704-2(b)(1).

         NONRECOURSE LIABILITY. Shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

         NOTICE. Shall have the meaning set forth in SECTION 7.2(a).

         OFFER NOTICE.  Shall have the meaning set forth in SECTION 13.2(a).

         OFFERING MEMBER.  Shall have the meaning set forth in SECTION 13.2(a).

         OFFICERS. Shall have the meaning set forth in SECTION 6.4.

         OPERATING EXPENSES. All expenditures of any kind made with respect to the operations of the Company, including, without limitation, debt service (principal and interest) payable on indebtedness of the Company (whether to a third party or to a Member), ad valorem taxes, insurance premiums, repair and maintenance expense, professional fees, wages, and utility costs, plus such sums as are determined by the Manager to be retained for the conduct of the business of the Company and plus capital expenditures and investments in other assets, but excluding without duplication payments with respect to federal, state or local income, franchise or similar taxes of any Member and all kinds of taxes payable in lieu thereof.

         PEOPLE'S LIBERATION. Shall have the meaning set forth in the recitals above.

         PERCENTAGE INTEREST.  Shall have the meaning set forth in ARTICLE 10.

         PERSON.  An  individual,   partnership,   limited  liability   company,
association, corporation or any other legal entity.

         PREFERRED RETURN. An amount equal to the aggregate amount of Capital Contributions made by the Member pursuant to this Agreement.

         PREFERRED RETURN ACCOUNT. The excess, as of any particular date, of the Member's Preferred Return over the aggregate amount of distributions made to the Member since the inception of the Company pursuant to SECTIONS 9.2(a) and 9.2(b). In the event that the Membership Units of a Member are Transferred in accordance with the terms of this Agreement, the Transferee of such Membership Units shall succeed to the then current balance of the Member's Preferred Return Account.

         PURCHASE PRICE.  Shall have the meaning set forth in SECTION 13.2(a).

         REGULATIONS. Regulations of the United States Department of Treasury promulgated under the Code.

         REGULATORY  ALLOCATIONS.  Shall have the  meaning  set forth in SECTION
8.7.

         TERRITORY. Shall have the meaning set forth in the recitals above.

         TRANSFER. Shall have the meaning set forth in SECTION 13.1.

                                    ARTICLE 2.
                                    FORMATION

2.1      FORMATION.

         The Company was formed as a California limited liability company by execution and delivery of the Articles to the Secretary of State of the State of California in accordance with the provisions of the Act by Jennifer Post as an authorized person within the meaning of the Act. On the Effective Date, Jennifer Post's powers as an authorized person ceased and became vested in the Manager. The rights and obligations of the Members shall be governed by this Agreement and the Act. If there is a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall control (it being understood, however, that if the Act provides for a particular rule but allows the members of a limited liability company to provide to the contrary in their operating agreement, and if the parties hereto have so provided hereunder, then such provisions shall not be deemed to constitute a conflict for purposes of the foregoing).

2.2      NAME.

         The name of the Company is "J. Lindeberg USA, LLC" and all business of the Company shall be conducted under such name or under any other name adopted by the Company (to the extent permitted by law).

2.3      EFFECTIVE DATE.

         This Agreement shall become effective as of the Effective Date.

2.4      TERM.

         The term of the Company commenced on the date the Articles were filed with the Secretary of State of the State of California and shall continue until the Company is dissolved in accordance with the provisions of the Act and this Agreement.

2.5      REGISTERED OFFICE AND AGENT.

         The Company's agent for service of process in California shall be National Registered Agents, Inc., or such other service firm or person as the Manager shall from time to time determine.

2.6      PRINCIPAL OFFICE.

         The principal office of the Company shall be located at c/o People's Liberation, Inc., 150 West Jefferson Boulevard, Los Angeles, California 90007, or at such other place which the Manager designates from time to time.

                                   ARTICLE 3.
                    BUSINESS OF THE COMPANY; OTHER ACTIVITIES

3.1      BUSINESS.

         The general nature of the business or businesses to be transacted by the Company shall be limited to operating the J. Lindeberg(TM) branded wholesale and retail apparel business in the Territory and conducting any other business in furtherance of the foregoing. The Company shall have the authority to do all things necessary or convenient to accomplish its purposes and operate its business as described in this ARTICLE 3.

3.2      SCOPE OF MEMBER AUTHORITY.

         Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to bind, to act for, to sign for or to assume any obligation or responsibility on behalf of the Company. Neither the Company nor any Member shall, by virtue of executing this Agreement, be responsible or liable for any indebtedness or obligation of any other Member incurred or arising either before or after the Effective Date of this Agreement, except as to those responsibilities, liabilities, indebtedness, or obligations expressly assumed by the Company in writing as of the Effective Date or incurred by the Company after the Effective Date pursuant to and as limited by the terms of this Agreement.

3.3      REPRESENTATIONS BY MEMBERS.

         Each Member hereby represents, warrants, agrees and acknowledges that:

         (a) its execution and delivery of this Agreement and the performance of its obligations hereunder will not conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject, or violate any statute or any order, rule or regulation of any court or governmental or regulatory agency, body or official, that would materially and adversely affect the performance of its duties hereunder; and such Member has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Member of its obligations hereunder;

         (b) there is no action, suit or proceeding pending against such Member or, to its knowledge, threatened in any court or by or before any other governmental agency or instrumentality that could adversely affect or would prohibit its entering into or performing its obligations under this Agreement;

         (c) this Agreement is a binding agreement on the part of such Member enforceable in accordance with its terms against such Member; and

         (d) it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company, is acquiring Membership Units in the Company solely for its own account for investment and not with a view to or for sale in connection with any distribution thereof, and acknowledges that the membership Units have not been registered under the Securities Act of 1933, as amended, are not freely tradable because they constitute restricted securities and must continue to be held unless such securities are subsequently registered under federal and state securities laws or an exemption from such registration is available; and

         (e) it has been provided with, or has had access to, such information as it deems necessary to or useful in its evaluation of the merits, risks and tax consequences of an investment in the Company and of making an informed investment decision.

3.4      OTHER ACTIVITIES OF THE MEMBERS.

         Each of the Members understands that the other Members or their respective Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Company. Each of the Members hereby agrees that: (i) the other Members and their respective Affiliates shall have the right to have such other interests and activities and to receive and enjoy profits or compensation therefrom; (ii) the Member waives any right such Member might otherwise have to share or participate in such other interests or activities; (iii) some of the other business interests, activities and investments of the other Members or their respective Affiliates may be in conflict or in competition with the business of the Company; (iv) each of the other Members and their respective Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, including, without limitation, owning, financing, acquiring, leasing, promoting, developing, improving, operating and managing any apparel design, manufacturing, wholesale or retail business; (v) the other Members and their respective Affiliates may engage in any such activities, whether or not competitive with the Company, without any obligation to offer any interest in such activities to the Company or the Member; (vi) the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper; and (vii) none of the other Members, their respective Affiliates or any other Person employed by, related to or in any way Affiliated therewith shall have any duty or obligation to disclose or offer to the Member, or obtain for the benefit of the Member, any other activity or venture or interest therein. No Member, nor any of its creditors or any other Person having an interest in such Member, shall have any claim, right or cause of action against the other Members or any other Person employed by, related to or in any way Affiliated with the other Members by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or interest therein, or any right to any such activity or interest therein or the income or profits derived therefrom.

                                   ARTICLE 4.
                             ACCOUNTING AND RECORDS

4.1      ACCOUNTING PERIOD.

         The Company's accounting period and tax year shall be the Fiscal Year or such other accounting period or tax year determined by the Manager from time to time, unless another period is required by the Code or Regulations.

4.2      RECORDS TO BE MAINTAINED.

         (a) At its principal office, the Company shall maintain its records, including:

                  (i) A current list of the name and last known address of each Member and the Manager;

                  (ii)     a copy of the Articles and all amendments thereto;

                  (iii) copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for the five (5) most recent years;

                  (iv)     a copy of this Agreement and all amendments  thereto;
                           and

                  (v) copies of any financial statements of the Company for the five (5) most recent years.

         (b) Any Member holding a Percentage Interest equal to at least ten percent (10%) may, at such Member's own expense, inspect and copy (or have a representative of such Member inspect and copy) any Company record upon reasonable request during ordinary business hours.

4.3      ACCOUNTS.

         The Company shall maintain a record of Capital Accounts for each Member in accordance with Article 7 hereof.

4.4      COMPANY FINANCIAL STATEMENTS.

         The Company shall cause to be prepared and delivered to the Members, at the sole cost and expense of the Company, within ninety (90) days after the close of each Fiscal Year, the unaudited financial statements of the Company for such Fiscal Year. Such financial statements shall include balance sheets of the Company as of the end of such Fiscal Year and of the preceding Fiscal Year, statements of income and loss of the Company for such Fiscal Year and the preceding Fiscal Year, and statements of changes in capital of the Company for such Fiscal Year and for the preceding Fiscal Year. The Company shall prepare or cause to be prepared and delivered to the Members, at the sole cost and expense of the Company, within forty-five (45) days after the close of each Fiscal
Quarter,  the  unaudited  financial  statements  of the  Company for such Fiscal
Quarter. Such financial statements shall include balance sheets of the Company as of the end of such Fiscal Quarter, statements of income and loss of the Company for such Fiscal Quarter, and statements of changes in capital of the Company for such Fiscal Quarter. All such financial statements of the Company shall be prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP").

4.5      TAX RETURNS.

         The Company shall cause to be prepared after the end of each taxable year of the Company and filed, on or before their respective due dates (as the same may be extended), all federal and state income tax returns of the Company for such taxable year and shall take all action as may be necessary to permit the Accounting Firm to prepare and timely file such returns. Form 1065 (Schedule K-1) shall be sent to each Member after the end of each taxable year reflecting the Member's pro rata share of income, loss, credit and deductions for such taxable year. The Company shall use commercially reasonable efforts to send the Form 1065 to the Members prior to March 1 of each Fiscal Year and shall notify the Members in writing no later than March 5 in any Fiscal Year if the Company will not be able to deliver the Form 1065 before March 10 of any such Fiscal Year.

4.6      TAX ELECTIONS.

         (a) Except as expressly provided otherwise herein, the Manager shall in its discretion determine whether to make any and all tax elections under the Code and Regulations or under any state or local law, rule or regulation, including without limitation, an election on behalf of the Company under Section 754 of the Code in connection with a sale of a Member's Membership Units or part thereof.

         (b) The Members acknowledge and agree that they intend that the Company be classified as a "partnership" for income tax purposes and shall do such reasonable things, including, but not limited to, making any appropriate filings, as are necessary to secure such classification. No Member shall make any election or other filing with any taxing or governmental authority (including but not limited to an election or filing pursuant to Treasury Regulation ss.301.7701-3) which would cause the Company to be classified as an association taxable as a corporation for Federal income tax purposes.

4.7      DESIGNATION OF TAX MATTERS PARTNER.

         (a) BR shall act as the "tax matters partner" of the Company as provided in the Regulations pursuant to Section 6231 of the Code. The tax matters partner shall have all the authority and power granted to the tax matters partner under the Code and Regulations. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. The tax matters partner shall receive no compensation for its services. All reasonable third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including reasonable legal and accounting fees) shall be borne by the Company. Nothing herein shall be construed to restrict the tax matters partner from engaging an accounting firm and a law firm at the expense of the Company to assist the tax matters partner in discharging his duties hereunder. The tax matters partner shall keep the Manager and Members informed by written notification of any tax audit of the Company and of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes.

         (b) Only with the consent of the Manager, BR and JLUS may the tax matters partner:

                  (i) enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial proceedings;

                  (ii) in the event that a notice of a final partnership administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes is mailed to the tax matters partner, seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located or such other district as the Manager, BR and JLUS shall mutually determine, or the United States Court of Federal Claims;

                  (iii) intervene in any action brought by any Member for judicial review of a final adjustment;

                  (iv) file a request for an administrative adjustment, and if any part of such request is not allowed, to file a petition for judicial review with respect to such request;

                  (v) enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; or

                  (vi) take any other action on behalf of the Members of the Company in connection with any administrative or judicial tax proceeding.

                                   ARTICLE 5.
                           MEMBER NAMES AND ADDRESSES

         The names and addresses of the Members are as set forth from time to time on EXHIBIT A hereto.

                                   ARTICLE 6.
                          RIGHTS AND DUTIES OF MANAGER

6.1      NO MEMBER MANAGEMENT RIGHTS.

         The business and affairs of the Company shall be managed exclusively by one Manager, acting in its capacity as the sole manager of the Company (the "MANAGER"), without the need for any consent or approval of the Members except as provided in SECTION 6.3 below and as otherwise set forth in this Agreement, and no Member shall have any right to participate in the day-to-day management of the Company. Each Member covenants and agrees that it will comply in all respects with any contract or agreement approved by the Manager as permitted under this Agreement.

6.2      MANAGER.

         The Manager shall at all times be appointed exclusively by BR, and initially shall be Colin Dyne. Except as provided in SECTION 6.3 below and as otherwise set forth in this Agreement, the Manager, without the consent or approval of any Member, shall have the exclusive right, authority and power to control, direct, manage and administer the business, affairs and operations of the Company and to do all things necessary to carry on the business and purposes of the Company consistent with applicable law and this Agreement as the Manager determines in good faith to be appropriate or advisable. Except as contemplated in Section 6.3, the Manager is hereby authorized by all Members with the exclusive power to direct the Officers of the Company to execute and deliver in the name and on behalf of the Company any and all documents, contracts, certificates, agreements, promissory notes, guarantees, mortgages, deeds, and instruments, and to take any action of any kind and to do anything and everything, that the Manager deems necessary or appropriate in order to carry out the business of the Company in accordance with the provisions of this Agreement and applicable law. No person, firm, partnership, corporation or other entity shall be required to inquire into said authority of the Manager regarding the execution and performance of any document on behalf of the Company.

         The Manager shall serve in such capacity at the pleasure of BR, or until such Manager's death or resignation, and BR shall be entitled to remove him or her, with or without cause, and any vacancy created by the death, resignation or removal of the Manager shall be filled only by BR.

6.3      POWERS REQUIRING APPROVAL OF MEMBERS.

         Notwithstanding SECTIONS 6.1 and 6.2 to the contrary, and in addition to any other provisions in the Act, the Articles or this Agreement that require approval of the Members, the Manager shall not have the authority to, and shall not, take or fail to take any of the following actions or transactions by or involving the Company, including entering into of any contract or agreement to do any of the following actions, or causing any material modification, amendment, enforcement, waiver, extension or renewal thereof, without first obtaining the unanimous approval of BR and JLUS, which approval shall not be unreasonably withheld by either of JLUS or BR:

         (a) enter into a merger, reorganization, recapitalization or other combination of the Company with any Affiliate or a third Person; or

         (b) sell all or substantially all of the Company's assets;

         (c) settle any dispute or controversy in which the amount in dispute, or the value of the items in dispute, is in excess of $250,000;

         (d) obtain any loan or other financing (or series of loans or financing transactions with the same party) in an aggregate amount in excess of $500,000 or make any loan to any Person; provided, however, that BR and JLUS agree to in good faith and at deliberate speed attempt to identify and obtain the best possible financing alternatives available;

         (e) approve any action of the Company under Section 13.2, Right of First Refusal;

         (f) change the Company's name or conduct the business of the Company under a name other than J. Lindeberg;

         (g) materially modify the scope of the Company's business activities or form or dissolve any subsidiary of the Company;

         (h) take any action that materially deviates from the JL Sweden's branding and marketing strategies; or

         (i) enter into any renewal or extension of, or modification to, or consent to any assignment under, the Management Services Agreement or the JL Services Agreement.

6.4      OFFICERS.

         The Company may have such officers (the "OFFICERS") or agents as may be appointed with the approval of the Manager from time to time, each having such powers and duties as from time to time may be conferred by the Manager (but which shall not exceed the powers and duties of the Manager), and each shall be subject to the authority of the Manager. In addition, the Manager may appoint, employ or otherwise cause the Company to contract with such other Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company as the Manager shall determine in its sole discretion from time to time. The Manager may delegate to any Officer, agent or to any such other Person such authority to act on behalf of and to bind the Company.

6.5      LIABILITY OF MANAGER.

         So long as the Manager shall act in good faith with respect to the conduct of the business and affairs of the Company, no Manager shall be liable or accountable to the Company or to any of the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which he may do or refrain from doing in connection with the business and affairs of the Company.

6.6      INDEMNITY.

         The Company shall indemnify and make advances for expenses to the Manager and his agents against judgments, fines, amounts paid in settlement, and expenses (including reasonable attorney's fees) reasonably incurred by the Manager or such agents in any civil, criminal, or investigative proceeding in which they, or any one or more of them, are involved or threatened to be involved by reason of his status as Manager of the Company or acting on behalf of the Company, provided that the Manager and such agents, as the case may be, acted in good faith, within what he or it reasonably believed to be the scope of his or its authority and for a purpose which he or it reasonably believed to be in the best interests of the Company or the Members; PROVIDED, HOWEVER, that the Company shall not be required to indemnify the Manager or such agent for any loss, expense, or damage which the Manager or such agent may suffer as a result of his or its willful misconduct, fraud, knowing violations of law, or bad faith in failing to perform his or its duties hereunder, or for any loss, expense, or damage arising out of any transaction in which the Manager or such agent received a benefit in violation or breach of any provision of this Agreement.

                                   ARTICLE 7.
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

7.1      CAPITAL CONTRIBUTIONS.

         The Manager and each of the Members hereby ratify and adopt all of the terms and conditions of the Contribution Agreement and authorize and direct the Manager to prepare, execute and deliver any and all such documents, certificates and instruments and to take any and all such actions as are necessary, advisable or appropriate, in the name and on behalf of the Company, to effect all of the transactions contemplated thereby, in accordance with the terms and conditions thereof. Each of the Members hereby acknowledges and agrees that the Capital Contributions of the Members as of the Effective Date are as set forth on EXHIBIT A hereto.

7.2      ADDITIONAL CAPITAL NEEDS.

         (a) Except as set forth in SECTION 7.2(b), no Member shall be required to make additional contributions to the capital of the Company. If the Company proposes to issue to any Person (including any Member) any Membership Units, or securities convertible into or exchangeable for Membership Units, then each Member shall have the right, but not the obligation, to purchase an amount up to its pro rata portion of such Membership Units and/or securities, as the case may be (such pro rata portions to be based upon each Member's Percentage Interest), on the same terms and conditions to be offered to such Person.

         (b) Until December 31, 2010, BR agrees to make up to an aggregate of $1,500,000 of additional contributions to the capital of the Company if and to the extent necessary to pay the Company's Operating Expenses, which additional capital shall be contributed prior to the Company receiving any capital contributions from any other Person. No additional Membership Units shall be issued, nor shall any change occur in the Members' Percentage Interests, upon any additional capital contribution made by BR pursuant to this SECTION 7.2(b). BR's obligation to fund additional capital contributions pursuant to this
SECTION 7.2(b) shall be reduced by the amount of Company indebtedness guaranteed by BR or any of its Affiliates (other than the Company) and shall otherwise terminate on December 31, 2010. The Manager shall promptly notify JLUS in writing of the amount of each capital contribution made by BR under this section.

         (c) If, as determined in good faith by the Manager, the Company's capital needs are otherwise beyond that required to be contributed under SECTIONS 7.1 and 7.2(b) above, the Company shall deliver written notice to all of the Members of the Company's need for additional capital (the "NOTICE"), which Notice shall specify the amount of additional capital required (the "REQUIRED FUNDING").

                  (i) At or about the time when the Notice is transmitted, the Company shall commence to use commercially reasonable efforts to obtain financing from a bank or similar financial institution in the amount of the Required Funding. Within thirty (30) days of the date of the Notice (or such longer time period that is agreed to by BR and JLUS), the Company shall notify the Members of the terms of any such financing alternatives available to the Company. Thereafter, BR and JLUS will determine the superior financing proposal.

                  (ii) If no financing is obtained pursuant to subsection (i) immediately preceding, the Members shall have thirty (30) days to locate debt financing sources to provide the Required Funding. At the expiration of the thirty (30) day period, BR and JLUS will determine the superior financing proposal, and each Member shall then have a period of ten (10) days to participate in such financing in proportion to its Percentage Interests. If any Member (a "NON-FUNDING MEMBER") fails make available its pro rata share of the Required Funding to the Company within such ten (10) day period (the "SHORTFALL"), then each Member that has made available its, his or her pro rata share of such Required Funding (each such Member hereinafter referred to in this paragraph (c) as a "FUNDING MEMBER") may, in its, his or her sole discretion, make available all or a portion of the Shortfall within five (5) days notice from the Company that the Non-Funding Member failed to fully make available its pro rata share of the Required Funding. If more than one Funding Member elects to make available a portion of the Shortfall, then the amounts made available thereby shall be in accordance with the Percentage Interests of all such Funding Members relative to one another, unless otherwise agreed by the Funding Members. Except as otherwise agreed to by BR and JLUS, any financing made available by the Funding Members shall be on the terms offered by the Person (if other than a Member) who provided the selected financing terms (the "LENDER"). If all of the Required Funding is not made available by the Members within the time period prescribed by this
         SECTION 7.2(c)(ii), then the Manager shall be free to accept the portion of the Required Funding not contributed by the Members from the Lender; provided, however, that if agreed upon by JLUS and BR, the Manager shall be free to accept all of the Required Funding from the lender, in which case the Members shall not participate in the financing. Such financing shall be made by the Lender in strict accordance with the agreed upon financing terms and the terms of this Agreement, and shall close within ninety (90) days after the initial delivery of the Notice to the Members, unless a later closing date is unanimously agreed upon by JLUS, BR and the Manager. The closing of any financing provided by the Funding Members shall, unless otherwise agreed to by BR and JLUS, close no later than the date of the closing of the Lender's financing.

                  (iii) If no financing is obtained pursuant to subsection (ii) immediately preceding, the Members shall have thirty (30) days to locate equity financing sources to provide the Required Funding. At the expiration of the thirty (30) day period, BR and JLUS will determine the superior financing proposal, and each Member shall then have a period of ten (10) days to participate in such financing in proportion to its pro rata share. If any Member (an "EQUITY NON-FUNDING MEMBER") fails contribute its pro rata share of the Required Funding to the Company within such ten (10) day period (the "EQUITY SHORTFALL"), then each Member that has contributed its, his or her pro rata share of the Required Funding (each such Member hereinafter referred to in this paragraph (iii) as an "EQUITY FUNDING MEMBER") may, in its, his or her sole discretion, contribute all or a portion of the Equity Shortfall within five (5) days notice from the Company that the Equity Non-Funding Member failed to fully contribute its pro rata share of the additional capital. If more than one Equity Funding Member elects to contribute a portion of the Equity Shortfall, then the amounts contributed thereby shall be in accordance with the Percentage Interests of all such Equity Funding Members relative to one another, unless otherwise agreed by the Equity Funding Members. The Manager, BR and JLUS shall determine in good faith the value and number of Membership Units to be offered for sale, which fair market value determination shall be final and binding for the purposes of this
         SECTION 7.2(c)(iii) and shall be used by the Manager to calculate the number of Membership Units to be offered at a price per Membership Unit that takes into account any appreciation or depreciation in the value of the Company since the last occasion upon which the Company issued Membership Units. Immediately upon any issuance of additional Membership Units to the Members in accordance with this SECTION 7.2(c)(iii), the Percentage Interests of each Member shall be adjusted to reflect such issuance and shall immediately thereafter be equal to a fraction, expressed as a percentage rounded to the nearest fourth decimal point, (x) the numerator of which shall equal the sum of such Member's (or its predecessor in interest's) Membership Units at such time (including any Membership Units purchased in connection with a capital raise contemplated by this SECTION 7.2(c)(iii)) and (y) the denominator of which shall equal the sum of all issued and outstanding Membership Units at such time (including any Membership Units issued in connection with a capital raise contemplated by this SECTION 7.2(c)(iii). If all of the Required Funding is not contributed by the Members within the time period prescribed by this SECTION 7.2(c)(iii), then the Manager shall be free to accept any such non-contributed Required Funding from the Person (if other than a Member) who provided the financing terms. Such capital contribution shall be made by such

         Person in strict accordance with the agreed upon financing terms and the terms of this Agreement, and shall close within one-hundred twenty
         (120) days after the initial delivery of the Notice to the Members, unless a later closing date is unanimously agreed upon by JLUS, BR and the Manager. The closing of any financing provided by the Equity Funding Members shall, unless otherwise agreed to by BR and JLUS, close no later than the date of the closing of the third party equity financing. If no closing has occurred after the expiration of the applicable period, any additional capital contribution to the Company shall again be subject to the terms set forth in SECTION 7.2(c).

7.3      CAPITAL ACCOUNT.

         (a) Separate "CAPITAL ACCOUNTS" will be maintained for each Member in the manner required by Section 1.704-1(b)(2)(iv) of the Regulations. To the extent consistent therewith, each Member's Capital Account shall be equal to the sum of the following:

                  (i) the amount of any cash and the fair market value of any property (as set forth in the Contribution Agreement or as otherwise determined by the agreement of the contributing Member and the Manager) that the Member contributes to the Company (net of liabilities securing the property that the Company is considered to assume or take subject to under Section 752 of the Code and the Regulations promulgated thereunder); PLUS

                  (ii) the aggregate Net Profit and items in the nature of income or gain allocated to the Member under Article 8 of this Agreement or other positive adjustment required by the Regulations; MINUS

                  (iii) the amount of any cash and the fair market value of any property (as unanimously determined by the Manager, BR and JLUS) distributed to the Member (net of liabilities securing the property that the Member is considered to assume or take subject to under
         Section 752 of the Code and the Regulations promulgated thereunder), as of the date of distribution; and MINUS

                  (iv) the aggregate Net Loss and items in the nature of deduction or losses allocated to the Member under Article 8 of this Agreement or other negative adjustment required by the Regulations.

         (b) The Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property (as determined by the Manager) in the manner required by Section 1.704-1(b)(2)(iv)(f) of the Regulations when Membership Units in the Company are issued by, acquired from or relinquished to the Company, or when the Company is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

         (c) If, pursuant to Sections 1.704-1(b)(2)(iv)(d) or 1.704-1(b)(2)(iv)(f) of the Regulations, Company property is reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, the Members' Capital Accounts shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations for allocations of depreciation, and of gain or loss as computed for book purposes, with respect to such property.

         (d) In accordance with Section 1.704-1(b)(2)(iv)(d) of the Regulations, if the Company distributes property in kind to Members, the Capital Accounts will be adjusted first to reflect the manner in which any unrealized gain or loss inherent in the property would have been allocated among the Members as if the property had been sold instead for fair market value (as unanimously determined in good faith by the Manager, BR and JLUS) to the extent not already reflected.

         (e) Upon the sale, transfer, assignment or other disposition of an interest in the Company after the date of this Agreement, the Capital Account of the transferor Member that is attributable to the transferred Membership Units will be carried over to the transferee Member.

         (f) The Capital Accounts shall be adjusted as required by Section 1.704-1(b)(2)(iv)(m) of the Regulations upon an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b).

         (g) The foregoing provisions of this SECTION 7.3 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

                                    ARTICLE 8.
                                   ALLOCATIONS

8.1      NET PROFIT AND NET LOSS.

         (a) After giving effect to the special allocations provided in SECTIONS 8.2, 8.4 and 8.7, Net Profit of the Company for each Fiscal Year shall be allocated to each of the Members, up to the amount necessary to increase such Member's Capital Account balance to the positive amount which will be distributed to each of the Members if the Company sold all of its assets for book value (as determined by an independent certified public accounting firm or as mutually agreed by the Manager, BR and JLUS), paid off all of its liabilities, and distributed all remaining cash to the Members in accordance with ARTICLE 9 hereof. Any Net Profit in excess thereof shall be allocated among the Members in proportion to their then respective Percentage Interests.

         (b) After giving effect to the special allocations provided SECTIONS 8.2, 8.4 and 8.7, Net Loss of the Company for each Fiscal Year shall be allocated to each of the Members up to the amount necessary to decrease each Member's Capital Account balance to the positive amount which will be distributed to each of the Members if the Company sold all of its assets for book value (as determined by an independent certified public accounting firm or as mutually agreed by the Manager, BR and JLUS), paid off all of its liabilities, and distributed all remaining cash to the Members in accordance with ARTICLE 9 hereof. Any Net Loss in excess thereof shall be allocated among the Members in proportion to their then respective Percentage Interests.

8.2      LIMITATION ON NET LOSS ALLOCATIONS.

         Notwithstanding any provision of this Agreement to the contrary, except as otherwise specifically provided in this SECTION 8.2, in no event shall Net Loss or any item of loss or deduction be allocated to a Member if such allocation would result in such Member's having or increasing a negative Adjusted Capital Account Balance at the end of any Fiscal Year. In the event some but not all of the Members would have a negative Adjusted Capital Account Balance as a consequence of an allocation of Net Loss pursuant to SECTION 8.1(b) hereof, the limitation set forth in this SECTION 8.2 shall be applied on a Member by Member basis and any Net Loss not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

8.3      TAX ALLOCATIONS.

         Except as provided in SECTION 8.6 herein, for income tax purposes, Company income, gain, loss, deduction or credit (or any item thereof) for each Fiscal Year shall be allocated to and among the Members in order to reflect the allocations made pursuant to the provisions of this ARTICLE 8 for such Fiscal Year (other than allocations of items which are not deductible or are excluded from taxable income).

8.4      SPECIAL ALLOCATIONS.

         The following special allocations shall be made in the following order:

         (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
ARTICLE 8, if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This SECTION 8.4(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

         (b) MEMBER  MINIMUM GAIN  CHARGEBACK.  Except as otherwise  provided in
Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this ARTICLE 8, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt during any taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section

1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This SECTION 8.4(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

         (c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit Adjusted Capital Account Balance of the Member as quickly as possible, provided that an allocation pursuant to this SECTION 8.4(c) shall be made only if and to the extent that the Member would have a deficit Adjusted Capital Account Balance after all other allocations provided for in this Article 8 have been tentatively made as if this
SECTION 8.4(c) were not in the Agreement.

         (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this SECTION 8.4(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this ARTICLE 8 have been made as if SECTION 8.4(c) and this SECTION 8.4(d) were not in the Agreement.

         (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions shall be allocated as part of the Net Profit and Net Loss of the Company.

         (f) MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i) (1).

         (g) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

8.5      OTHER ALLOCATION RULES.

         The following rules shall apply for purposes of making tax allocations:

         (a) Except as otherwise provided herein, for purposes of determining the Net Profit, Net Loss, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

         (b) The Members are aware of the income tax consequences of the allocations made by this ARTICLE 8 and hereby agree to be bound by the provisions of this ARTICLE 8 in reporting their shares of Company income and loss for income tax purposes.

         (c) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their respective Percentage Interests.

         (d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Manager shall endeavor to treat distributions of Capital Proceeds as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase a negative Adjusted Capital Account Balance for any Member.

8.6      SECTION 704(c) ALLOCATION.

         In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value computed in accordance with subparagraph (a) of the definition of "Gross Asset Value" using such method as the Manager shall select.

         In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of "Gross Asset Value" subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this SECTION 8.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit, Net Loss, or other items or distributions pursuant to any provision of this Agreement.

8.7      CURATIVE ALLOCATIONS.

         The allocations set forth in this ARTICLE 8 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(b). Notwithstanding any other provisions of this Agreement, other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. The Manager shall have reasonable discretion, with respect to each Fiscal Year, to apply the provisions of this SECTION 8.7 in whatever manner is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations.

                                   ARTICLE 9.
                            DISTRIBUTIONS TO MEMBERS

9.1      DISTRIBUTION TO SATISFY STATE AND FEDERAL INCOME TAX LIABILITY.

         The Company shall distribute to each Member, on a quarterly basis, Distributable Cash in an amount equal to each Member's estimated allocable share of Net Profit during such quarter (as estimated in good faith by the Manager, BR and JLUS), multiplied by the maximum combined marginal federal and state income tax rate that the Manager, BR and JLUS estimate in good faith will apply to the aggregate estimated taxable income of each Member's estimated allocable share of such Net Profit. Each such quarterly distribution described in this SECTION 9.1 shall be payable each quarter in a manner to permit the Members to make quarterly estimated payments to Federal and State taxing authorities. Each such quarterly distribution made pursuant to this SECTION 9.1 shall be treated as an advance against amounts of Distributable Cash otherwise distributable to a Member and shall be recouped from the amounts otherwise distributable to the Member. For purposes of this SECTION 9.1, a Member's tax liability shall not include any tax liability attributable to any taxable income or gain allocated to such Member pursuant to SECTION 8.6 or otherwise pursuant to Code Section 704(c) or the Regulations promulgated thereunder.

9.2      DISTRIBUTABLE CASH.

         Subject to the  provisions  of SECTION  9.1,  and except as provided in
SECTION 15.3, the Company shall make distributions of Distributable Cash to the Members at such times as determined by the Manager, but not less frequently than quarterly. All distributions of Distributable Cash shall be made to the Members as follows:

         (a) First, to JLUS, until the aggregate amount of Distributable Cash distributed to JLUS since the inception of this Agreement pursuant to this
SECTION 9.2(a) equals $1,000,000; provided, further that no amount paid or payable to JLUS under Section 8.3 of the Contribution Agreement shall reduce the amount to be distributed hereunder this section;

(b) Second, to the Members pro rata (in proportion to the balances in their respective Preferred Return Accounts) to the extent of their respective Preferred Return Accounts, until such Preferred Return Accounts are reduced to zero; provided, further that no amount paid or payable to

         JLUS under Section 8.3 of the Contribution Agreement shall reduce the amount to be distributed hereunder this section; and

         (c) Thereafter, the remaining Distributable Cash to the Members pro rata in proportion to their then respective Percentage Interests.

         If any amount to be distributed pursuant to this SECTION 9.2 is insufficient to pay the total amount payable under any priority level, such amount shall be distributed within such priority level to the Members in proportion to their claim under such priority level.

         The Manager shall endeavor in good faith to distribute the following amounts of Distributable Cash on the following dates: (i) $1,000,000 on December 31, 2009; and (ii) the remaining amount in the Members' Preferred Return Accounts on December 31, 2010.

9.3      LIMITATION UPON DISTRIBUTIONS.

         No distribution shall be made to Members if prohibited by Section 17254 of the Act.

9.4      INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS.

         No Member shall be entitled to interest on such Member's Capital Contributions or to a return of its Capital Contributions, except as otherwise specifically provided for in this Agreement.

9.5      AMOUNTS WITHHELD.

         All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Company or to the Members or any allocation of taxable income to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this ARTICLE 9 for all purposes under this Agreement. The Company is authorized to withhold from distributions, to the Members and to pay over any federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law and shall allocate such amounts to the Members with respect to whom such amounts were withheld. If the amount required to be withheld with respect to a Member exceeds the amount which otherwise would have been distributed to such Member, such Member shall pay to the Company the amount of such excess within five (5) days after the giving of written demand therefor by the Company. If such Member (herein called a "DELINQUENT MEMBER") shall fail to pay such excess within said five-day period, and such amount is paid by the Company or such amount is advanced to the Company by another Member, such amount shall be deemed loaned to such Member, repayable with interest at the rate of twelve percent (12%) per annum, compounded monthly. The Company, in addition to and without limiting any of its other rights and remedies, may institute an action against the Delinquent Member for collection of such excess amount and interest; in any such action, the Company shall be entitled to recover, in addition to such excess amount and interest, all attorneys' fees, disbursements and court costs incurred by the Company in connection with its efforts to collect the amounts due from such Delinquent Member. In addition, such Delinquent Member shall indemnify and hold harmless the Company and its Affiliates, and their respective managers, the Manager and officers, and the other Members and the employees of the Company and each of its subsidiaries from all liabilities, losses, costs and expenses, including, without limitation, penalties imposed by the Internal Revenue Service or any state or local taxing authority, for failure to remit the required amount of taxes to the appropriate governmental authority. Any amount withheld by the Company pursuant to this SECTION 9.5 shall be deemed distributed to such Member for purposes of determining the distributions to be made to such Member pursuant to SECTION 9.1.

9.6      CASH DISTRIBUTION PROTECTION RIGHTS.

         In order to protect the cash distribution rights of the Members set forth in Section 9.2, the Manager agrees that on or before December 1 of each year, beginning on December 1, 2008, the Manager shall commence the preparation of an operating budget and business plan for the following Fiscal Year and each of the four Fiscal Quarters in such Fiscal Year, which operating budget and business plan shall include such items as determined by the Manager which reflect the actual and proposed operations of the Company, including with respect to the Company's organization, marketing and advertising strategies, distribution strategies, Company goals and targets. Each such operating budget and business plan shall include a projected income statement, a projected statement of cash flows and a projected balance sheet for the following Fiscal Year and for each of the four Fiscal Quarters in such Fiscal Year, and shall identify costs, if any, allocated to the Company and to be paid to a Member for overhead, personnel, and other shared resources, which allocation shall be directly proportional to the portion of such shared resources actually used by the Company during the applicable period. In addition, the operating budget and business plan shall specify the amount of cash that is expected to be available for distribution to the Members during the following Fiscal Year and in each of the four Fiscal Quarters in such Fiscal Year (the "TARGETED CASH DISTRIBUTION"). Once the Manager has completed its preparation of an operating budget and business plan, the Manager shall submit such operating budget and business plan to the Members, so that the Members may evaluate the Targeted Cash Distribution for the following Fiscal Year and each of the four Fiscal Quarters in such Fiscal Year. If the Members disagree with the Targeted Cash Distribution set forth in the proposed operating budget, the Manager, BR and JLUS shall use good faith efforts to resolve such disagreement prior to the first business day of the next Fiscal Year; PROVIDED, HOWEVER, that if BR and JLUS cannot reach unanimity prior to the first day of the applicable Fiscal Year, then the Targeted Cash Distribution which was last unanimously approved by BR and JLUS in the prior year's operating budget shall apply to the then-current Fiscal Year until a new Targeted Cash Distribution is unanimously approved by the Members, which approval shall not be unreasonably withheld. The Manager shall use good faith efforts to update the projected quarterly Targeted Cash Distribution on a quarterly basis at least ten (10) days in advance of the commencement of the applicable quarter, to the extent necessary based on changes occurring during the course of the Fiscal Year. Any updates to the Targeted Cash Distribution submitted to and approved by BR and JLUS during the course of any Fiscal Year shall be incorporated into and shall constitute the approved Targeted Cash Distribution for the remainder of the Fiscal Year. In addition to the foregoing, in order to further protect the cash distribution rights of the Members, without first obtaining the unanimous approval of BR and JLUS, which approval shall not be unreasonably withheld, the Manager shall not incur expenses which would cause the Company to reduce the Targeted Cash Distribution, as set forth in the applicable budget, by more than ten percent (10%) of the total Targeted Cash Distribution for such Fiscal Year.

                                   ARTICLE 10.
                                    INTERESTS

         Each Member's "PERCENTAGE INTEREST" in the Company shall be as set forth opposite such Member's name on EXHIBIT A attached hereto, subject to any adjustment made in accordance with this Agreement. The Manager is hereby authorized on behalf of the Members to amend EXHIBIT A from time to time to reflect any adjustments to the Percentage Interests made in accordance with this Agreement.

         The Membership Units may be evidenced by certificates ("MEMBER CERTIFICATES") in the sole discretion of the Manager and, in such event, the Manager may establish reasonable procedures for the delivery and reissuance of the Member Certificates in connection with the transfer, loss or destruction of Member Certificates and other eventualities. Among other matters, such procedures may set forth required fees, indemnification documentation and signatures (including guarantees thereof) to be obtained from parties requesting reissuance of Member Certificates. Such procedures need not be incorporated into this Agreement, but a copy thereof shall be delivered to all Members. Each Member Certificate shall be stamped or imprinted with a legend as the Manager shall deem necessary or appropriate.

                                   ARTICLE 11.
                         ADMISSION OF ADDITIONAL MEMBERS

         Notwithstanding any provision in this Agreement to the contrary, additional Members that are not Affiliate Transferees of either BR or JLUS may be admitted to the Company only by the unanimous agreement of BR and JLUS. Notwithstanding the foregoing, the aforementioned unanimous agreement of BR and JLUS shall not be required with respect to additional Members that are not Affiliate Transferees of either BR and JLUS that are admitted to the Company in accordance with SECTION 7(c) and SECTION 7(d). In order to be admitted as a Member, the proposed member must agree in writing to be bound by the terms of this Agreement as if such proposed member were a signatory hereto. BR and JLUS shall unanimously determine the Capital Contribution, if any, required of such additional Member, and shall also unanimously determine the fair market value of the Company as of the date of admission, which fair market value determination shall be final and binding for the purposes of this ARTICLE 11 and shall be used by the Manager to calculate the number of Membership Units issued to the additional Member at a price per Membership Unit that takes into account any appreciation or depreciation in the value of the Company since the last occasion upon which the Company issued Membership Units to Members. Any adjustment to the Percentage Interests of the Members upon the admittance of a new Member shall be pro rata based on the number of Membership Units issued and outstanding immediately following such admission.

                                   ARTICLE 12.
                             CESSATION OF MEMBERSHIP

12.1     CESSATION.

         Except as set forth in this ARTICLE 12, a Member shall cease to be a Member as of the date of the occurrence of any of the following events:

         (a) All of such Member's Membership Units in the Company are purchased by the Company or the other Members or otherwise in accordance with ARTICLE 13 below;

         (b) Such Member makes an assignment for the benefit of creditors; files a voluntary petition in bankruptcy; is adjudicated bankrupt or insolvent or has entered against it an order for relief in any bankruptcy or insolvency proceeding; files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of this nature; or seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all of any substantial part of the Member's properties; or

         (c) If within one hundred twenty (120) days after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment without the Member's consent or acquiescence of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any stay, the appointment is not vacated.

12.2     NO CESSATION.

         Notwithstanding the Act or any other provision of this Agreement, a Member does NOT cease to be a Member solely upon the occurrence of, in the case of a Member who is an individual (a) the death of such Member, or (b) such Member's becoming Disabled.

12.3     WITHDRAWAL.

         No Member may withdraw from the Company pursuant to the Act or otherwise.

12.4     CESSATION WITH RESPECT TO MEMBER.

         The Members hereby agree that cessation with respect to any Member shall not result in the dissolution of the Company.

                                   ARTICLE 13.
                       DISPOSITION OF MEMBERSHIP INTERESTS

13.1     PROHIBITION ON TRANSFER.

         Except as permitted under this ARTICLE 13, including any Transfers made in accordance with SECTION 13.2, or as unanimously approved in advance by BR and JLUS, no Member may, directly or indirectly, transfer, sell, assign, hypothecate, pledge or otherwise encumber or dispose of (collectively, "TRANSFER") all, or any portion of, or any interest or rights in, such Member's Membership Units, except that: (i) BR shall have the right from time to time and at any time to Transfer all or any portion of their respective Membership Units to any Affiliate thereof; and (ii) JLUS shall have the right from time to time and at any time to Transfer all or any portion of their respective Membership Units to any Affiliate thereof; provided, however, with respect to subsection
(i) and (ii) that the transferor of such Units shall not be relieved of any of its obligations of a financial nature hereunder and BR or JLUS, as the case may be, shall retain the voting power with respect to such Membership Units; and
(iii) subject to the Transfer restrictions set forth in this ARTICLE 13 (including, without limitation, the provisions of SECTION 13.2), any Member that is a natural Person may provide for the Transfer, whether by will, intestate succession or trust instrument, of any or all of his or her Membership Units to
(A) a Family Member or to such Member's executor, administrator or other personal representative pending final distribution to such Family Member; (B) such Member's executor, administrator or other personal representative in the event such Member becomes Disabled; or (C) an inter vivos trust primarily for such Member's benefit or the benefit of a Family Member of such Member so long as (1) such Member acts as the trustee or co-trustee of such trust, and (2) any voting rights with respect to such Membership Units are held or exercisable by such Member. Notwithstanding any provision of this Agreement to the contrary, each Member hereby acknowledges the reasonableness of the Transfer restrictions set forth in this ARTICLE 13 in view of the purposes of the Company and the relationship of the Members. The attempted Transfer of any Membership Units or any portion of any Membership Units not in accordance with this ARTICLE 13 shall be invalid, null and void, and of no force or effect. Any Person to whom all or a portion of any Membership Units are attempted to be Transferred in violation of this ARTICLE 13 shall not be entitled to receive distributions from the Company or have any other rights in or with respect to said Membership Units. Each transferor of Membership Units hereby indemnifies the Company and the remaining Members from and against any and all losses, liabilities, damages and expenses arising directly or indirectly out of any disposition or purported disposition of Membership Units in violation of this Agreement.

13.2     RIGHT OF FIRST REFUSAL.

         (a) Except as otherwise specifically set forth in this Agreement, any Member that desires to Transfer its, his or her Membership Units (an "OFFERING MEMBER") shall make any such Transfer only after first giving written notice to the Company, BR and JLUS, as the case may be. Said notice (the "OFFER NOTICE") shall contain a full description of the proposed Transfer, including information on the type of Transfer, the Membership Units that the Offering Member proposes to Transfer (the "AFFECTED INTEREST"), the complete terms and all details of the proposed Transfer, the terms of payment and purchase price and/or other consideration of the Membership Units offered in connection with such Transfer

(collectively referred to as the "PURCHASE PRICE") and the true identity of the real parties in interest which are involved, including, without limitation, their respective names, complete mailing addresses and telephone numbers. The delivery of the Offer Notice shall constitute an offer by the Offering Member to sell all or a portion of the Affected Interest to the Company and, if said option is not fully exercised by the Company, to sell all or a portion of the remaining Affected Interest to BR and JLUS, as the case may be, in accordance with the terms hereof, and pursuant to the preemptive and successive options granted to the Company, BR and JLUS in SECTIONS 13.2(b) and 13.2(c), at a price equal to the Purchase Price.

         (b) If the Company desires to purchase all or a portion of the Affected Interest, it must give to the Offering Member, or his or her heirs, beneficiaries, or legal or personal representative (hereinafter referred to as a "LEGAL REPRESENTATIVE"), if applicable, and all of the other Members, within twenty-five (25) days following the delivery of the Offer Notice, a binding written notice of the exercise of its option to purchase from the Offering Member (or his Legal Representative, if applicable) such Affected Interest and specifying what portion of such Affected Interest it intends to purchase. The Company shall thereafter have until the sixtieth (60th) day following the delivery of the Offer Notice to close the purchase of such Affected Interests, in accordance with the provisions of SECTION 13.6.

         (c) In the event the Company fails to purchase all of the Affected Interests from the Offering Member (or his Legal Representative, if applicable) pursuant to the option granted to it in SECTION 13.2(b) above, each of BR and JLUS, as the case may be, shall have up to a maximum of thirty-five (35) days following the delivery of the Offer Notice in which to indicate in writing to the Offering Member (or his Legal Representative, if applicable) its binding agreement to purchase all or a portion of the remaining Affected Interest and specifying what portion thereof it intends to purchase. In the event that BR and JLUS, as the case may be, each deliver such a binding commitment to the Offering Member, then BR and JLUS, as the case may be, shall agree as to what portion of the Affected Interest each will purchase, except that if BR and JLUS, as the case may be, fail to reach such an agreement, then they shall be permitted to purchase only that portion of the Affected Interest equal to their relative (one to the other) Percentage Interests. BR and JLUS, as the case may be, shall thereafter have until the sixtieth (60th) day following the delivery of the Offer Notice to close the purchase of such Affected Interest, in accordance with the provisions of SECTION 13.6.

         (d) If all of the Affected Interest is not purchased by the Company, BR or JLUS pursuant to this SECTION 13.2, then the Offering Member shall be free to make a Transfer of the remaining Affected Interest pursuant to the rights granted herein; PROVIDED, HOWEVER, that: (i) any such Transfer shall be made in strict accordance with the terms of the Offer Notice; and (ii) such Transfer must be consummated and closed within ninety (90) days after the delivery of the Offer Notice. If no closing has occurred after the expiration of such ninety
(90) day period, the remaining Affected Interest shall again be subject to the provisions of this Agreement as though the offers in this SECTION 13.2 had not previously been given. Any Membership Units Transferred pursuant to this SECTION
13.2 shall nevertheless remain subject to the provisions of this Agreement and to further evidence that such Membership Units are subject to this Agreement, the Transferee thereof shall execute a counterpart signature page to this Agreement as an additional agreeing Member.

13.3     OPTION ARISING UPON DEATH OF MEMBER.

         Upon the final appointment or approval of an appropriately authorized administrator or executor of a Member's estate following the death of a natural Member (also referred to as the "OFFERING MEMBER" for the purposes of this ARTICLE 13), the Company, BR and JLUS shall have the right, but not the obligation, to purchase all or a portion of the Offering Member's Membership Units (also referred to as the "AFFECTED INTEREST" for the purposes of this ARTICLE 13) at a purchase price equal to the Current Value pursuant to the respective and successive options granted to the Company, BR and JLUS as set forth in SECTIONS 13.2(b) and 13.2(c) above. Within five (5) days of such final appointment or approval of the administrator or executor of the Offering Member's estate, the Legal Representative of the Offering Member shall deliver written notice (also referred to as the "OFFER NOTICE" for the purposes of this ARTICLE 13) to the Company, BR and JLUS of such option to purchase the Affected Interest. If all of the Affected Interest is not purchased by the Company, BR and JLUS pursuant to this ARTICLE 13, then such remaining portion of the Affected Interest shall (i) automatically be converted into a non-voting economic interest that will not entitle the holder thereof to any of the rights, powers or privileges of an Membership Units or as given to a Member under this Agreement or the Act except for the right to receive the Offering Member's distributions from the Company in accordance with ARTICLE 9 of this Agreement and (ii) pass by will, the laws of descent and distribution or otherwise to a Family Member of the Offering Member. Notwithstanding the foregoing, all of such Offering Member's rights and obligations in connection with the Affected Interest shall remain vested in his or her estate until such time, if any, as the Affected Interest is purchased by the Company, BR or JLUS in accordance with this ARTICLE 13 or until the Affected Interest is passed to a Family Member in accordance with this SECTION 13.3. Any Family Member obtaining Membership Units pursuant to this SECTION 13.3 shall acknowledge in writing the limited rights in respect of the Affected Interest granted under this SECTION 13.3 and the transfer restrictions placed on such Affected Interest by this ARTICLE 13.

13.4     OPTION ARISING UPON DISABILITY OF MEMBER.

         (a) PURCHASE OF DISABLED MEMBER'S INTEREST. In the event a natural Member (also referred to as the "OFFERING MEMBER" for the purposes of this
ARTICLE 13) becomes Disabled (as defined in SECTION 13.4(b) below), the Company, BR and JLUS shall have the right, but not the obligation, to purchase from such Offering Member (or his or her Legal Representative, if applicable) such Offering Member's Membership Units (also referred to as the "AFFECTED INTEREST" for the purposes of this ARTICLE 13) at a purchase price equal to the Current Value pursuant to the respective and successive options granted to the Company, BR and JLUS as set forth in SECTIONS 13.2(b) and 13.2(c). Within five (5) days of the determination that the Offering Members is Disabled, the Legal
Representative of the Offering Member shall deliver written notice (also referred to as the "OFFER NOTICE" for the purposes of this ARTICLE 13) to the Company, BR and JLUS of such option to purchase the Affected Interest. If all of the Affected Interest is not purchased by the Company, BR or JLUS pursuant to this ARTICLE 13, then such remaining portion of the Affected Interest shall automatically be converted into a non-voting economic interest that will not entitle the holder thereof to any of the rights, powers or privileges of Membership Units or as given to a Member under this Agreement or the Act except for the right to receive the Offering Member's distributions from the Company in accordance with ARTICLE 9 of this Agreement. Notwithstanding the foregoing, all of such Offering Member's rights and obligations in connection with the Affected Interest shall remain with such Offering Member or his or her Legal Representative until such time, if any, as the Affected Interest is purchased by the Company, BR or JLUS in accordance with this ARTICLE 13. Any Legal Representative obtaining Membership Units pursuant to this SECTION 13.4 shall acknowledge in writing the limited rights in respect of the Affected Interest granted under this SECTION 13.3 and the transfer restrictions placed on such Affected Interest by this ARTICLE 13.

         (b) DEFINITION OF DISABLED. For purposes of this Agreement, "DISABLED" shall be defined as either (i) a determination that the Member is disabled pursuant to the terms of any long term disability insurance policy which the Company has purchased and which covers said Member; (ii) the reasonable determination by a reputable, independent, licensed medical doctor selected by the Company that, due to a mental or physical impairment or disability, the Member has been incapable or unable to fully perform the material duties performed by him for the Company immediately prior to such disability for a period of at least sixty (60) consecutive days and which is reasonably expected to last for a continuous period of not less than twelve (12) months from the date of its onset; or (iii) the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage his person or property.

13.5     CURRENT VALUE.

         The "CURRENT VALUE" of a Member's Membership Units on any particular date shall be determined by multiplying such Member's Percentage Interest by the fair market value of the Company determined by an accounting or valuation firm as designated in the discretion of the Manager, BR and JLUS as of such date, which determination shall be final and binding for the purposes of this ARTICLE 13.

13.6     PAYMENT OF PURCHASE PRICE.

         At the closing of any purchase and sale of an Affected Interest, the Company, BR or JLUS, as the case may be, shall pay the Current Value to the Offering Member (or his or her Legal Representative, as applicable) in cash or by certified check at the time of closing.

13.7     SUBSTITUTED MEMBERS.

         In connection with the Transfer of all or any portion of a Member's Membership Units as permitted by and in accordance with this ARTICLE 13, the assignee shall become a substituted Member (to the extent not already a Member) on the effective time of such Transfer (a "SUBSTITUTED MEMBER"), which effective time shall not be earlier than the date of compliance with the conditions to such Transfer, including the conditions that such assignee, unless already a

Member or an Affiliate Transferee, shall furnish the Manager: (i) a counterpart signature page to this Agreement and an agreement to abide by all the terms and conditions of this Agreement; (ii) such other documents or instruments as may be necessary or appropriate to effect such Person's admission as a Member or otherwise requested by the Manager; and (iii) unless waived by the Manager, the Company must receive a favorable opinion of the Company's legal counsel or of legal counsel acceptable to the Manager to the effect that the Transfer or admission, when added to the total of all other sales, assignments, or other Transfers within the preceding twelve (12) months, would not result in the Company's being considered to have terminated within the meaning of Code Section
708. Such admission shall become effective on the date on which the Manager determines in his sole discretion that such conditions have been satisfied, and when any such admission is shown on the books and records of the Company. The Member effecting a Transfer and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Transfer or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to above) on or before the tenth (10th) day after the receipt by that Person of the Company's invoice for the amount due and the Person being admitted shall not be deemed a Member until such invoice is paid.

13.8     CALL OPTIONS.

         (a) FIRST CALL OPTION. At any time during the period commencing on July 1, 2008 and ending on June 30, 2011 (the "FIRST CALL PERIOD"), JLUS shall have the right and option (the "FIRST CALL OPTION") to purchase from BR (or any transferee of BR) all, but not less than all, of BR's Membership Units (or the Membership Units of any transferee of BR) for a purchase price (the "FIRST CALL PURCHASE PRICE") equal to (i) BR's Percentage Interest (or the Percentage Interest of any transferee of BR), MULTIPLIED BY (ii) four (4), MULTIPLIED BY
(iii) the Company's twelve (12) months' total revenues or, to the extent such determination is made prior to July 1, 2009, the Company's and JLUS' combined twelve (12) months' total revenues, in each case determined in accordance with GAAP for the period determined as follows: (A) if the closing occurs on or before the ninetieth (90th) day following the delivery of the Offer Notice (as defined below), then the trailing (12) month period shall end on the last day of the month in which the Offer Notice was delivered; and (B) if the closing occurs after the ninetieth (90th) day following the delivery of the Offer Notice, then the trailing (12) month period shall end on the last day of the month immediately preceding the month in which the closing occurs.

         (b) SECOND CALL OPTION. At any time after expiration of the First Call Period and continuing during the term of this Agreement (provided the First Call Option has not been exercised), JLUS shall have the right and option (the "SECOND CALL OPTION") to purchase from BR (or any transferee of BR) all, but not less than all, of BR's Membership Units (or the Membership Units of any transferee of BR) for a purchase price (the "SECOND CALL PURCHASE PRICE") equal to (i) BR's Percentage Interest (or the Percentage Interest of any transferee of
BR), MULTIPLIED BY (ii) two (2), MULTIPLIED BY (iii) the amount by which the Company's trailing twelve (12) months' total revenues determined in accordance with GAAP for the period determined as follows: (A) if the closing occurs on or before the ninetieth (90th) day following the delivery of the Offer Notice (as defined below), then the trailing (12) month period shall end on the last day of the month in which the Offer Notice was delivered; and (B) if the closing occurs after the ninetieth (90th) day following the delivery of the Offer Notice, then the trailing (12) month period shall end on the last day of the month immediately preceding the month in which the closing occurs, exceeds $8,340,044.

         (c) PROCEDURES; TERMINATION. JLUS may exercise its Call Option to purchase BR's Membership Units by delivering written notice (also referred to as the "OFFER NOTICE" for the purposes of this ARTICLE 13) of such election to BR. The closing shall occur no sooner than thirty (30) days after delivery of the Offer Notice and the Parties agree to use good faith efforts to close within ninety (90) days (and in no event later than one hundred twenty (120) days) after delivery of the Offer Notice to BR, as specified by JLUS in the Offer Notice. At the closing of the purchase and sale of BR's Membership Units, JLUS shall pay the First Call Purchase Price or the Second Call Purchase Price, as applicable, in cash or by certified check at the time of closing. The purchase and sale of the Membership Units shall be evidenced by a purchase agreement containing terms customary to a transaction of this nature. The First Call Option and Second Call Option are personal to JLUS, may not be assigned by JLUS (either alone or in connection with any transfer of Membership Units), and shall terminate upon consummation of the first Transfer by JLUS of all or any portion of its Membership Units. No other section of this Agreement shall in any way limit or extinguish JLUS' rights under this Section 13.8.

                                   ARTICLE 14.
                         OTHER MATTERS REGARDING MEMBERS

14.1     LIABILITY OF MEMBERS.

         Each Member's liability shall be limited or eliminated to the extent permitted by the Act and other applicable law.

14.2     INDEMNIFICATION.

         Except with regard to SECTION 14.4 hereof and the immediately following sentence, the Company shall indemnify the Members and their respective agents for any and all costs, losses, liabilities, and damages paid or accrued by any such Members or agent in connection with business of the Company, to the fullest extent provided by the laws of the State of California.

14.3     MEETINGS.

         (a) QUARTERLY MEETINGS. The Manager, BR and JLUS agree to hold one meeting in the second month of each Fiscal Quarter at a time and place agreeable to them.

         (b) GENERAL. Meetings of the Members, for any purpose or purposes, may only be called by (i) the Manager, or (ii) one or more Members holding at least a ten percent (10%) Percentage Interest. The Manager or Member, as the case may be, may designate any place, either within or outside the State of California, as the place of meeting for any meeting of the Members. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, facsimile, electronic mail or other means permitted by Section 17104 of the Act, to each Member. As to matters subject to a vote of all Members, each Membership Unit shall entitle its holder to one (1) vote on such matters and the affirmative vote of holders of a majority of the Membership Units shall be required for the approval of any such matter.

         (c) ACTIONS WITHOUT MEETING. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of a majority of the Membership Units (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Membership Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the Manager. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

14.4     INVESTMENT REPRESENTATIONS.

         (a) INVESTMENT INTENT. Each Member hereby represents and warrants to each of the other Members and to the Company that such Member has acquired its, his or her Membership Units in the Company for investment solely for its, his or her own account with the intention of holding such Membership Units for investment purposes only. Each Member represents and warrants that it, he or she is familiar with the business of the Company and has had access to all material information concerning its, his or her investment in the Company.

         (b) UNREGISTERED MEMBERSHIP UNITS. Each Member hereby acknowledges that such Member is aware that such Member's Membership Units have not been registered under the Federal Act, the Act or under any other state securities laws. Each Member further understands and agrees that its, his or her representations and warranties contained in this SECTION 14.4 are being relied upon by the Company and by the other Members as the basis for the exemption of the Members' Membership Units from the registration requirements of the Federal Act and under all other state securities laws. Each Member further acknowledges and agrees that the Company will not and has no obligation to recognize any sale, transfer, or assignment of a Member's Membership Units to any person or entity unless and until the provisions of ARTICLE 13 hereof have been fully satisfied.

         (c) NATURE OF INVESTMENT. Each Member hereby acknowledges and agrees that a legend reflecting the restrictions imposed upon the transfer of his or her Membership Units under this Agreement, under the Federal Act, the Act and under state securities laws shall be placed on the first page of this Agreement.

         (d) INDEMNIFICATION OF THE COMPANY AND OTHER MEMBERS. Each Member shall indemnify, defend and hold harmless the Company and the other Members from and against any liability, loss, cost, damage and expense (including, without limitation, the costs of litigation and attorneys' fees) arising out of, resulting from, or in any way related to the breach of any representation or warranty of such Member set forth in this SECTION 14.4.

14.5     APPROVAL OF AGREEMENTS.

         The Manager and each of the Members hereby ratify and adopt all of the terms and conditions of the Contribution Agreement, the Management Services Agreement, the JL Services Agreement, and the Trademark License Agreement and authorize and direct the Manager to prepare, execute and deliver any and all such documents, certificates and instruments and to take any and all such actions as are necessary, advisable or appropriate, in the name and on behalf of the Company, to effect all of the transactions contemplated thereby in accordance with the terms and conditions thereof.

                                   ARTICLE 15.
                           DISSOLUTION AND WINDING UP

15.1     DISSOLUTION.

         The Company shall be dissolved upon the occurrence of any of the following events:

         (a) Upon a determination by BR and JLUS that the Company shall be dissolved and wound up;

         (b) Upon a sale of all or substantially all of the assets of the Company; or

         (c) Entry of a decree of judicial dissolution by a court of competent jurisdiction providing for the dissolution of the Company.

15.2     EFFECT OF DISSOLUTION.

         Upon dissolution, the Company shall cease to carry on its business, except as permitted by Section 17354 of the Act.

15.3     WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS.

         (a) Upon dissolution of the Company, the Accounting Firm shall make an accounting of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall immediately proceed to wind up the affairs of the Company.

         (b) If the Company is dissolved and its affairs are to be wound up, the Manager shall:

                  (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Members in kind);

                  (ii) Allocate any profit or loss resulting from such sales to the Members in accordance with ARTICLE 8 hereof;

                  (iii) Discharge all liabilities of the Company, other than liabilities to Members, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company;

                  (iv) Discharge liabilities of the Company to Members; and

                  (v) Thereafter, to the Members in accordance with SECTION 9.2 hereof.

         (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the
Regulations, if any Member has a negative Adjusted Capital Account Balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any capital contribution and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

         (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

         (e) The Manager shall comply with the requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

15.4     CERTIFICATE OF DISSOLUTION.

         When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, the Manager may file a certificate of dissolution pursuant to Section 17356 of the Act.

15.5     DISTRIBUTION OF PROCEEDS FROM MERGER OR SALE.

         Notwithstanding any provision to the contrary contained in this Agreement, in any agreement of merger or consolidation of the Company with or into another entity, or in any agreement for the sale of a majority of the Membership Units, each Member hereby agrees that any cash and non-cash proceeds received by it pursuant to such merger or consolidation (other than one in which one or more Members own a majority by voting power of the outstanding equity voting securities of the surviving or acquiring company) or sale shall (unless BR or JLUS otherwise elects) be treated as if contributed to the Company in a taxable transaction, aggregated with such proceeds received by all other Members, and with the remaining assets of the Company, and distributed in the order of priority set forth in SECTION 15.3.

                                   ARTICLE 16.
                            MISCELLANEOUS PROVISIONS

16.1     ENTIRE AGREEMENT; AMENDMENT.

         This Agreement, together with the exhibits and schedules attached hereto, represents the entire agreement among all the parties hereto concerning the subject matter hereof and supersedes all prior understandings, agreements, and representations by or among BR and JLUS and their respective Affiliates, written or oral, to the extent they relate in any way to the subject matter hereof, including the Term Sheet, dated June 10, 2008, between People's Liberation and JL Sweden. This Agreement and the Articles may only be amended with the approval of all of BR and JLUS, except that any amendments to EXHIBIT A to reflect adjustments made in accordance with this Agreement to the number of Membership Units or Percentage Interests of the Members may be made by the Manager without such approval.

16.2     NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES.

         The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the California Uniform Partnership Act of 1994 or the California Uniform Limited Partnership Act of 2008. The Members do not intend to be partners one to another or partners as to any third party in connection with the business of the Company.

16.3     APPLICATION OF CALIFORNIA LAW.

         This Agreement, the application and interpretation hereof shall be governed exclusively by its terms and the laws of the State of California without regard to its conflict of laws provisions.

16.4     CONSENT TO JURISDICTION AND VENUE.

         Any action, suit or proceeding in connection with this Agreement must be brought against any Member or the Company in a court of record of the State of California, County of Los Angeles, or of the United States District Court for the Central District of California or in any state or federal court in the State of California, County of Los Angeles, each Member and the Company hereby consenting and submitting to the exclusive jurisdiction thereof; and to the fullest extent permitted by law, service of process may be made upon any Member or the Company, by certified or registered mail, at the address to be used for the giving of notice to such Member under SECTION 16.13. Nothing herein shall affect the right of any Member to serve process in any manner permitted by applicable law. In any action, suit or proceeding in connection with this Agreement, each Member and the Company hereby waives any claim that Los Angeles County or the Central District of California or the State of California is an inconvenient forum.

16.5     EXECUTION OF ADDITIONAL INSTRUMENTS.

         Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

16.6     CONSTRUCTION.

         This Agreement and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Further, each Member has been or has declined to be represented by legal counsel in connection with the drafting and negotiation of this Agreement and the other agreements referred to herein. Consequently, each Member acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

16.7     HEADINGS.

         The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of the Agreement or any provision hereof.

16.8     WAIVERS.

         The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

16.9     RIGHTS AND REMEDIES CUMULATIVE.

         The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

16.10    COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

16.11    BANKING.

         All funds of the Company shall be deposited in its name in an account or accounts as shall be designated from time to time by the Manager. All funds of the Company shall be used solely for the business of the Company. All withdrawals from the Company bank accounts shall be made only upon a check signed by the President of the Company or by such other Persons as the Manager may designate from time to time.

16.12    FURTHER ASSURANCES.

         The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

16.13    NOTICES.

         Except as provided in SECTION 14.3 above, all notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested) or by a recognized national overnight courier service to the addresses set forth on EXHIBIT A. Notices delivered pursuant to this Section shall be deemed given: at the time delivered, if personally delivered; three (3) business days after being deposited in the mail, if mailed; and one (1) business day after timely delivery to the courier, if by overnight courier service. Any party may change the address to which notice is to be sent by written notice to the Manager in accordance with this SECTION 16.13.

16.14    SPECIFIC PERFORMANCE.

         Either the Company or the Members may be irreparably damaged if this Agreement is not specifically performed. Therefore, if any dispute should arise concerning the obligations of a party to this Agreement, an injunction may be issued enforcing this Agreement, and the obligations of any party shall be enforceable in a court of equity by a decree of specific performance; provided, however, such remedy shall be cumulative and not exclusive and shall be in addition to any other remedy which the Members or the Company may have.

16.15    INTERPRETATION.

         Whenever the singular form is used in this Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The words "herein" "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation."

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties hereto has executed or has caused this Agreement to be executed by its duly authorized representative to be effective as of the Effective Date.

                                J. LINDEBERG USA, LLC

                                By:      /s/ Colin Dyne
                                         ---------------------------------------
                                Name:    Colin Dyne
                                Title:   Manager


                                BELLA ROSE, LLC



                                By:      /s/ Colin Dyne
                                         ---------------------------------------
                                Name:    Colin Dyne
                                Title:   President

                                J. LINDEBERG USA CORP.



                                By:      /s/ Stefan Engstrom
                                         ---------------------------------------
                                Name:    Stefan Engstrom
                                Title:   President

                                    EXHIBIT A

   MEMBERS; CAPITAL CONTRIBUTIONS; MEMBERSHIP UNITS; AND PERCENTAGE INTERESTS

                                     CAPITAL         MEMBERSHIP      PERCENTAGE
NAME AND ADDRESS                   CONTRIBUTION         UNITS         INTEREST
------------------------------     ------------      ----------      ----------

Bella Rose, LLC                      $20,000              50             50%
c/o People's Liberation, Inc.
150 West Jefferson Boulevard
Los Angeles, California 90007

J. Lindeberg USA Corp.                 (1)                50             50%
c/o J. Lindeberg AB
Igeldammsgatan 22A
SE- 11249 Stockholm
Sweden

                                                     ----------      ----------
   Total                                                 100            100%
                                                     ==========      ==========


----------

(1) The amount of JLUS' initial capital contribution will be determined on or before December 31, 2008 in accordance with the terms of the Contribution Agreement.


                                   Exhibit A